Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 390, Florida Trust 133, Maryland Trust 137 and New York Trust 241:

We consent to the use of our report dated March 4, 2004, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

March 4, 2004